EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Hospitals, Inc. Retirement Plan of our report dated June 27, 2011, with respect to the financial statements and supplemental schedules of the LifePoint Hospitals, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2010 and 2009.

/s/ Lattimore Black Morgan & Cain, PC

Date: June 27, 2011